Exhibit 16.1

August 26, 2024

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Graphjet Technology

Commission File Number 001-41070

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Graphjet Technology in Item 4.01 of its Form 8-K dated August 21, 2024, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Adeptus Partners, LLC